As filed with the Securities and Exchange Commission on December 19, 2000
                                                  Registration No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             --------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             MICREL, INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

           California                                       94-2526744
(State or Other Jurisdiction of                          (I.R.S. Employer
 Incorporation or Organization)                         Identification Number)

                2180 Fortune Drive, San Jose, California 95131
          (Address of Principal Executive Office, Including Zip Code)

                             MICREL, INCORPORATED
                                  401(k) PLAN
                    2000 NONQUALIFIED STOCK INCENTIVE PLAN
                           (Full Title of the Plans)

                            Richard D. Crowley, Jr.
                            Chief Financial Officer
                              Micrel, Incorporated
                 2180 Fortune Drive, San Jose, California 95131
                     (Name and Address of Agent for Service)

                                 (408) 944-0800
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:
                           Stephen J. Schrader, Esq.
                            Morrison & Foerster LLP
                755 Page Mill Road, Palo Alto, California 94304

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     CALCULATION OF REGISTRATION FEE
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                                   Proposed        Proposed
   Title of                         maximum        maximum
  securities         Amount        offering        aggregate       Amount of
     to be           to be         price per       offering      registration
  registered     registered(1)     share (2)       price (2)          fee
--------------   -------------   -------------   -------------   -------------
Common Stock       1,100,000       $  34.1250    $ 37,537,500      $  9,909.90
==============================================================================

(1) This Registration Statement will also cover any additional shares of Common Stock which become issuable under the 401(k) Plan and 2000 Nonqualified Stock Incentive Plan by reason of any stock dividend, stock
     split, recapitalization      or any other similar transaction effected
     without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and (c) under the Securities Act of 1933, as amended, based upon an average of the high and low prices of Micrel, Incorporated common stock reported on the Nasdaq National Market on December 18, 2000.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Micrel, Incorporated 401(k) plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part 1 of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by Micrel, Incorporated (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

     (a) The Registrant's Annual Report on Form 10-K (the "Annual Report"), which includes audited financial statements for the Registrant's latest fiscal year ending December 31, 1999.

     (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000, and September 30, 2000.

     (c) The description of the Registrant's Common Stock which is contained in its Registration Statement on Form 8-A filed December 6, 1994, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Registrant's Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by California law. The Registrant is also empowered under its Bylaws to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Registrant has entered into indemnification agreements with each of its directors and executive officers.

     In addition, the Registrant's Restated Articles of Incorporation provide that the liability of the Registrant's directors for monetary damages shall be eliminated to the fullest extent permissible under California law. This provision in the Restated Articles of Incorporation does not eliminate a director's duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief will remain available under California law. Each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Registrant or its shareholders, for any transaction from which the director derived an improper personal benefit, for improper transactions between the director and the Registrant and for improper distributions to shareholders and loans to directors and officers. This provision also does not affect a director's responsibilities under any laws, such as the federal securities laws or state or federal environmental laws.

     The Registrant has entered into agreements with its directors and certain of its executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreement also sets forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Item 7. Exemption From Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     Exhibit
      Number      Description
     -------     -----------
       5.1       Opinion of Morrison & Foerster LLP.

      23.1       Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

      23.2       Consent of Deloitte & Touche LLP, Independent Auditors

      25.1       Power of Attorney (contained in the signature page hereto)


Item 9. Undertakings.

     The undersigned Registrant hereby undertakes:

     (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement and to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    (ii) that, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

   (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the Micrel, Incorporated 401(k) Plan annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and may, therefore, be unenforceable. In accordance with Item 8(b) of Form S-8, the Registrant hereby undertakes to submit the Micrel, Incorporated 401(k) Plan and any amendments thereto (the "Plan") to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS to qualify the Plan.

                                  SIGNATURES
                                  ----------


     Pursuant to the requirements of the Securities Act, the Registrant, Micrel, Incorporated, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on December 19, 2000.

                                         MICREL, INCORPORATED


                                      By:/s/ Raymond D. Zinn
                                         -----------------------
                                             Raymond D. Zinn
                                 President and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Raymond D. Zinn and Richard D. Crowley, Jr., and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                              Capacity                     Date
---------                              --------                     ----

/s/ Raymond D. Zinn               President, Chief           December 19, 2000
-----------------------------
    Raymond D. Zinn               Executive Officer
                                  and Chairman of
                                  the Board of
                                  Directors
                                  (Principal
                                  Executive Officer)


/s/ Richard D. Crowley, Jr.       Vice President,            December 19, 2000
-----------------------------
    Richard D. Crowley, Jr.       Finance and Chief
                                  Financial Officer
                                  (Principal
                                  Financial and
                                  Accounting
                                  Officer)


/s/ Warren H. Muller              Vice President and         December 19, 2000
-----------------------------
    Warren H. Muller              Director


/s/ George Kelly                  Director                   December 19, 2000
-----------------------------
    George Kelly


/s/ Dale L. Peterson              Director                   December 19, 2000
-----------------------------
    Dale L. Peterson


/s/ Larry L. Hansen               Director                   December 19, 2000
-----------------------------
    Larry L. Hansen

                                  401(k) PLAN

     Pursuant to the requirements of the Securities Act, the person(s) who administer(s) the employee benefit plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of San Jose, State of California on December 19, 2000


                                    Micrel, Incorporated 401(k) Plan

                                 By: /s/Richard D. Crowley, Jr.
                                     --------------------------------

     INDEX TO EXHIBITS


     Exhibit
      Number      Description
     -------     -----------
       5.1       Opinion of Morrison & Foerster LLP.

      23.1       Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

      23.2       Consent of Deloitte & Touche LLP, Independent Auditors

      25.1       Power of Attorney (contained in the signature page hereto)

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